SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2004

Equistar Chemicals, LP

(Exact name of registrant as specified in its charter)

Delaware	333-76473	76-0550481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street

Suite 700, Houston, Texas 77010

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 713-652-7200

Item 5. Other Events.

On August 16, 2004 Equistar Chemicals, LP (“Equistar”) announced that it has resumed making distributions to its owners, distributing a total of $100 million to Lyondell Chemical Company (“Lyondell”) and Millennium Chemicals Inc. (“Millennium”). Lyondell owns a 70.5% interest in Equistar, and Millennium owns the remaining 29.5% interest. Equistar’s August 16, 2004 press release regarding the distributions is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equistar Chemicals, LP

By:	/s/ Charles L. Hall
Charles L. Hall
Vice President, Controller and Chief Accounting Officer

Date: August 16, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release